UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX	75219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 981-0700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2009, Kenneth A. Hersh requested that he not be considered for re-appointment to the Board of Directors of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P. (the “Partnership”). He will cease to serve on the board effective December 23, 2009. Mr. Hersh is the Chief Executive Officer of NGP Energy Capital Management and is a managing partner of the Natural Gas Partners private equity funds. Natural Gas Partners VI, L.P. was a private equity investor in Energy Transfer Equity, L.P. (“ETE”) prior to its initial public offering and has subsequently sold, or distributed to its partners, all of the equity interests it owned in ETE. David R. Albin, a managing partner of Natural Gas Partners, will continue to serve as a director of Energy Transfer Partners, L.L.C. Mr. Hersh’s decision was based on business-related time constraints and was not due to any disagreement with the Partnership or its general partner relating to the operations, practices or policies of the Partnership. The remaining 10 members of the Board of Directors have been re-appointed.
Also effective December 23, 2009, the Partnership announced that Marshall S. (Mackie) McCrea, III, has been appointed as a director of Energy Transfer Partners, L.L.C. Mr. McCrea has served as the President and Chief Operating Officer of the Partnership’s general partner since June 2008. Prior to that, he served as President — Midstream from March 2007 to June 2008. Previously, since the combination of ETP’s midstream and propane operations in January 2004, Mr. McCrea served as the Senior Vice President — Commercial Development over the midstream operations. Before January 2004, Mr. McCrea served as Senior Vice President — Business Development and Producer Services of ETP’s midstream operations, having served in that capacity since 1997. There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. McCrea was appointed as a director of Energy Transfer Partners, L.L.C. Mr. McCrea is not currently expected to be named to any committees of the board of directors of Energy Transfer Partners, L.L.C. Mr. McCrea has also been appointed to the board of directors of ETE’s general partner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: December 23, 2009	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer